Exhibit 8.2

Freshfields Bruckhaus Deringer LLP Attorneys at Law
Nabriva Therapeutics AG Leberstrasse 20 1110 Vienna Austria

em. Dr Heinz H Löber, MCJ

em. DDr Georg Bahn

Dr Günther J Horvath, MCJ

Mag Dr Willibald Plesser

Mag Dr Thomas Zottl

Dr Christof Pöchhacker, MCL

Dr Stefan Köck, LL M

Dr Michael Sedlaczek

Dr Thomas Kustor, LL M

Dr Friedrich Jergitsch

Mag Dr Bertram Burtscher

Dr Konrad Gröller

Dr Farid Sigari-Majd

Dr Florian Klimscha, LL M

Dr Stephan Denk

Dr Alfred Zehner, LL M

Dr Stephan Pachinger, LL M

Dr Mario Züger

Dr Sabine Prossinger

Mag Dr Michal Dobrowolski

Dr Lutz Riede, LL M

Dr Karin Buzanich-Sommeregger

Dr Ludwig Hartenau

Mag Johannes Lutterotti

Dr Felix Neuwirther

Dr Lukas Bauer

Mag Dr Lars Gläser

Dr Erika Rittenauer, LL M

Dr Eva Katharina Strunz, LL M

Dr Franz Stenitzer, LL M

Dr Erik Hödl

Dr Sandra Gutmann, LL M

Mag Niamh Leinwather

Dr Maria Dreher

Dr Maximilian Jacob

Dr Christian Jöllinger, LL M

Mag Barbara Luger, LL M

MMag Caroline Liertzer

Dr Dora Rendessy

Mag Dr Désirée Prantl, LL M

European lawyer established in Austria:

Dr Anna K Wolf-Posch, LL M

Lic iur Eliane Fischer, MIA

Not admitted as attorney-at-law in Austria:

Univ Prof Dr Claus Staringer, Tax Advisor

Jenny W T Power, JD (Florida, USA)

Christopher J Hall, JD

(Virginia, Washington, DC, USA)

Amanda Neil, BA LL B (Hons) (England and

Wales, New South Wales, Australia)

dr Agnes Molnar (England and Wales, Hungary)

Blair Day, B Com LL B (Hons)

(Victoria, Australia)

8 September 2015	Doc ID DAC18726077/9 Our Ref 137907-0001 TZ	Vienna Seilergasse 16 1010 Vienna T +43 1 515 15 0 (Switchboard) D +43 1 515 15 209 (Direct) F +43 1 512 63 94 E thomas.zottl@freshfields.com www.freshfields.com
NABRIVA THERAPEUTICS AG – Form F 1 Registration Statement under the Securities Act of 1933

Dear Sir / Madam,

Introduction

1. We are acting as legal advisers to Nabriva Therapeutics AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of the Republic of Austria, registered under number FN 269261 y with the commercial register (Firmenbuch) of the Vienna Commercial Court (the Company) in connection with the initial public offering and sale of American Depository Receipts (the ADS) representing no par value common shares (the New Shares) of the Company, each such share having a notional par value of EUR 1.00 per share. The New Shares shall be offered to investors indirectly via the issuance of ADS and a public offering of such ADS, as well as a listing on The NASDAQ Global Market.

Capitalized terms used and not otherwise defined herein have the meaning assigned to such terms in the Underwriting Agreement. In this opinion, “Austria” means the Republic of Austria.

Freshfields Bruckhaus Deringer LLP is a limited liability partnership with its registered office at 65 Fleet Street, London EC4Y 1HS, England. It is registered with the Registrar of Companies for England and Wales at Companies House under company number OC334789 and is authorised and regulated by the Solicitors Regulation Authority. Freshfields Bruckhaus Deringer LLP, Zweigniederlassung Wien is registered with the commercial register of the Commercial Court of Vienna under no FN 311246 s.

A list of the members (and of the non-members who are designated as partners) of Freshfields Bruckhaus Deringer LLP is available for inspection at its registered office. Any reference to a partner means a member, or a consultant or employee with equivalent standing and qualifications, of Freshfields Bruckhaus Deringer LLP or any of its affiliated firms or entities. Please refer to www.freshfields.com/support/legalnotice for further information.

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Scope of Opinion

2. The undersigned is admitted to the bar in Vienna, Austria and licensed as an attorney-at-law in Austria. This opinion is, therefore, limited to matters of Austrian law as presently in effect. Our opinions expressed herein are given on the basis that they represent a fair view of the legal position (vertretbare Rechtsansicht) under Austrian law but do not purport to reflect all positions taken by the courts and academic literature in the past with respect to a particular legal issue. We assume no obligation to update the opinions expressed herein if laws, facts or circumstances change after the date hereof. We have not investigated and do not express or imply an opinion with respect to the laws of any jurisdiction other than Austria. In particular, this opinion does not address itself to matters arising out of or in connection with the issuance or the listing of the ADS on The NASDAQ Global Market. We have not been instructed to review any tax or regulatory matters (other than those expressly mentioned in this opinion) and (except as stated otherwise in this opinion) any reference to Austrian law herein shall exclude the law relating to such matters. Except as necessary or appropriate for the purposes of this opinion, we have not independently verified factual matters for the purposes of this opinion, and our opinion does not purport to express or imply any opinion with regard to such matters, including the adequacy of any of the economic terms of the transactions contemplated in the Documents (as defined below). Nothing herein should be taken as expressing an opinion with respect to the representations and warranties or other factual statements (other than any facts that are the subject of this opinion), contained in the Documents (as defined below). Where this opinion letter refers to facts or documents “known to us” or statements are made based upon “our knowledge”, and in all other similar circumstances, such knowledge shall only be relevant with regard to the conscious awareness of those lawyers of our firm having worked specifically on the transaction being the subject matter of this opinion.

Language, Governing Law and Jurisdiction

3. In this opinion, Austrian legal terms have been translated into English. These translations may not always reflect the exact meaning of the terms in German. This opinion, therefore, may only be relied upon under the express condition that any issues arising hereunder (including, without limitation, issues of interpretation) will be governed by and construed in accordance with Austrian law as at the date of this opinion. The courts of Vienna, Austria shall have exclusive jurisdiction with respect to any matters of liability arising hereunder.

Documents Reviewed

4. In rendering this opinion, we have examined the following documents:

a)	a copy of the registration statement (as amended) (the Registration Statement) on Form F-1 (File No. CIK No. 0001641640) originally filed by the Company with the Securities and Exchange Commission on May 14, 2015 pursuant to the Securities Act of 1933, as amended (the Securities Act) and the rules and regulations promulgated thereunder (the Rules); and

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b)	a copy of the Company’s articles of association (Satzung), as amended in the shareholders’ meeting dated 30 June 2015 (the Articles).

In addition, we have reviewed such certificates, corporate records and other documents, and such matters of law, as we have deemed necessary or appropriate for the purposes of this opinion. The documents referred to in paragraphs (a) to (b) are hereinafter collectively referred to as the Documents. We have not reviewed any other documents for the purposes of this opinion.

Searches and Enquiries

5. We have not made any searches or enquiries for the purposes of giving this opinion other than:

(a)	an extract from the main book (Hauptbuch) of the commercial register (Firmenbuch) reflecting the entries in the commercial register regarding the Company, made on-line from the commercial register database on the date of this opinion (the Commercial Register Extract); and

(b)	on-line searches on the date of this opinion of the insolvency database (Insolvenzdatei) accessible via the relevant website (http://www.edikte1.justiz.gv.at) regarding any entries in the insolvency database concerning the Company;

(the Searches).

Assumptions

6. In considering the above documents and in rendering this opinion we have with your consent and without any further enquiry assumed:

(a)	the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us (whether as originals or copies);

(b)	the conformity to originals of all Documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail conformed copies (or any other means);

(c)	that where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

(d)	that nothing in this opinion is affected by any document other than the Documents;

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(e)	that the information revealed by the Searches is accurate and complete in all respects as of the date of the Searches and that no changes to the facts related therein have occurred between the date the Searches were made and the date hereof;

(f)	that the meeting of the Company’s extraordinary shareholder meeting at which the resolution to increase the share capital by issuing the New Shares was passed, was duly called, convened and held in full compliance with all applicable laws;

(g)	that the shareholders of the Company have not taken any action for the winding up or dissolution of the Company and no proceedings have been instituted for the winding up, liquidation or appointment of a receiver, trustee or similar officer in respect of all or any part of the undertaking, property, revenues or assets of the Company and nothing similar has occurred under the laws of any applicable jurisdiction;

(h)	that all individuals who will actually sign or who have signed the Documents (i) have sufficient legal competency and capacity to act (i.e. are of sufficient legal age without mental disability or incapacity) and (ii) are in fact the persons whose names appear on the signature pages of the relevant Documents;

(i)	that the New Shares will not be offered, within the meaning of the Austrian Capital Markets Act, in Austria;

(j)	that the Issuer is effectively administered in the jurisdiction of its incorporation and has its “centre of main interests” within the meaning of Article 3 of the Council Regulation (EC) No 1346/2000 of 29 May 2000 on Insolvency Proceedings (the EU Insolvency Regulation) in such jurisdiction; and

(k)	that the Registration Statement has been or will have been filed with the U.S. Securities and Exchange Commission in the form referred to in this opinion.

Opinion

7. Based on the foregoing and subject to the qualifications and limitations stated herein and to any factual matters or documents not disclosed to us and having regard to such considerations of Austrian law in force as at the date of this opinion, as we consider relevant, we are of the opinion that:

The statements set forth in the Registration Statement under the caption “Taxation – Taxation in Austria” insofar as such statements purport to describe or summarized applicable provisions of the tax issues or tax provisions referred to therein, represent fair descriptions or summaries of such issues or provisions and are correct in all material respects.

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Benefit of Opinion

8. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” contained in the prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules.

Very truly yours,

/s/ Freshfields Bruckhaus Deringer LLP

Freshfields Bruckhaus Deringer LLP

Attorneys at Law, Vienna